UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 290-0097

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On June 30, 2021, electroCore, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as the representative of the several underwriters identified in Schedule II thereto (the “Underwriters”), in connection with the Company’s previously announced public offering (the “Offering”) of 18,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a public offering price of $1.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 2,700,000 shares of Common Stock at the public offering price (the “Option Shares,” and together with the Firm Shares, the “Shares”), which option was exercised in full. The Company has also agreed not to effect or enter into an agreement to affect any issuance by the Company of Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as defined in the Underwriting Agreement) for a period of one year from the closing of the offering, subject to certain exceptions.

The Offering closed on July 2, 2021, and the net proceeds to the Company from the Offering, including the exercise by the Underwriters of their option to purchase the Option Shares, were approximately $18.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to a prospectus supplement dated June 30, 2021 and an accompanying prospectus dated September 5, 2019, pursuant to a Registration Statement (File No. 333-232655) on Form S-3, which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on July 15, 2019, which registration statement became effective on September 5, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is hereby incorporated by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2021, the Company issued a press release with respect to the Offering. A copy of the press release is furnished as Exhibit 99.1 and is hereby incorporated by reference. The press release is furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act. In addition, the press release shall not be deemed incorporated by reference into any of the Company’s filings with the SEC, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 30, 2021, by and among electroCore, Inc. and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (contained in Exhibit 5.1)
99.1	Press Release of the Company dated June 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.
Date: July 2, 2021

	By:	/s/ Brian M. Posner
	Name:	Brian M. Posner
	Title:	Chief Financial Officer